Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-101054) of Wisconsin Electric Power Company of our report dated February 6, 2001 relating to the financial statements for the year ended December 31, 2000, which appears in this Form 10-K.

/s/PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
February 28, 2003